EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the China United Insurance Service, Inc. 2017 Long-Term Incentive Plan of our reports dated March 15, 2017, with respect to the consolidated financial statements of China United Insurance Service, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Simon & Edward, LLP

Los Angeles, California

August 28, 2017